EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577,
and 333-73512) of Integra LifeSciences Holdings Corporation and Subsidiaries of our report dated February 22, 2002 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 22, 2002 related to the financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 27, 2002